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                                                                     EXHIBIT 8.1


                        [IRELL & MANELLA LLP LETTERHEAD]



                                 April 29, 2002






Charter Communications Holdings, LLC
Charter Communications Holdings
   Capital Corporation
12444 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131

Ladies and Gentlemen:

         We have acted as your (the "ISSUERS") counsel in connection with your proposed offer (the "EXCHANGE OFFER") to issue your 9.625% senior notes due 2009, 10.00% senior notes due 2011 and 12.125% senior discount notes due 2012 (collectively, the "NEW NOTES"), in exchange for any and all of your outstanding 9.625% senior notes due 2009, 10.00% senior notes due 2011 and 12.125% senior discount notes due 2012. We are delivering this opinion in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         In connection with this opinion, we have reviewed the Registration Statement on Form S-4 filed on April 26, 2002 with the Securities and Exchange Commission (the "REGISTRATION STATEMENT") and such other documents as we have deemed necessary or appropriate for our opinion. In such review, we have (a) relied upon the current and continued accuracy of the factual statements contained therein and (b) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the authentic originals of all documents submitted to us as copies. We have further assumed that all transactions pursuant to the Exchange Offer will be carried out in accordance with the terms of the governing documents without any amendments thereto or waiver of any terms thereof, and that such documents represent the entire agreement of the parties thereto.

         It is our opinion, based upon current law and the facts and assumptions stated or referred to in the Registration Statement under the caption "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" (the "DISCUSSION"), that the statements of law and legal conclusions contained in the Discussion are correct in all material respects. In expressing this opinion, we mean that, if the Internal Revenue Service (the "IRS") were to
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Charter Communications Holdings, LLC
April 29, 2002
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assert a position contrary to the conclusions expressed in the Discussion, the conclusions expressed in the Discussion, if properly presented to a court, should prevail. Nonetheless, the IRS might take positions contrary to such conclusions and there is a risk that such IRS positions might ultimately be sustained by the courts. Our opinion is not binding on the IRS or the courts and should not be construed as a guarantee of ultimate results. We have not sought and will not seek any rulings from the IRS with respect to the matters referred to in the Discussion.

         The opinion set forth herein is based on our interpretation of the applicable provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Income Tax Regulations promulgated thereunder (the "REGULATIONS"), and administrative and judicial interpretations of the Code and the Regulations, all as currently in effect. Any or all of these could change, possibly with retroactive effect, and any such change could require a conclusion or conclusions different from those expressed in the Discussion. We do not undertake to advise you as to any future changes in the Code, the Regulations, or administrative or judicial interpretations of either that may affect our opinion, unless we are specifically retained to do so.

         No opinion is expressed on any matters other than those specifically referred to herein. The opinion expressed herein is for the exclusive benefit of you and the holders of the New Notes and may not be relied upon by any other person for any purpose or in any manner.

         We hereby consent to being named as counsel to the Issuers in the Registration Statement, to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Irell & Manella LLP